EXHIBIT 99.1
Report of Independent Auditors
Board of Directors and Stockholders of
Equity One, Inc.
We have audited the accompanying statement of revenues and certain expenses of the Coral Reef Shopping Center (the “Property”) for the year ended December 31, 2006. This statement is the responsibility of Equity One, Inc.’s (the “Company”) management. Our responsibility is to express an opinion on this statement based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Equity One, Inc. as described in Note 1, and is not intended to be a complete presentation of the revenues and certain expenses of the Property.
In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Property for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.
/s/ ERNST & YOUNG LLP

Certified Public Accountants
Miami, Florida
September 28, 2007

CORAL REEF SHOPPING CENTER
Statement of Revenues and Certain Expenses
Year Ended December 31, 2006

December 31, 2006
Revenues
Minimum rent	$1,426,793
Recovery revenue	427,352

Total revenues	1,854,145

Certain expenses
Property operating expenses	236,367
Real estate taxes	203,655
Management fees	87,260

Total certain expenses	527,282

Revenues in excess of certain expenses	$1,326,863

CORAL REEF SHOPPING CENTER
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2006
1. Basis of Presentation
Presented herein is the statement of revenues and certain expenses related to a multi retail store-anchored shopping center, located in Palmetto Bay, Florida (the “Property”). The Property contains approximately 74,680 square feet of gross leasable area. Equity One, Inc. acquired the Property on September 1, 2006.
The accompanying financial statements have been prepared by the Company’s management in accordance with accounting principles generally accepted in the United States of America and Rule 3-14 of Regulation S-X of the U.S Securities and Exchange Commission (the “SEC”) for the acquisition of real estate properties. Accordingly, these financial statements exclude certain expenses because they may not be comparable to those expected to be incurred in the proposed future operations of the Property. Items excluded consist of interest expense and depreciation and amortization expense.
2. Use of Estimates
The preparation of the statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.
3. Revenue Recognition
Rental income comprises minimum rents, expense reimbursements and real estate tax recoveries. Minimum rents are recognized over the lease term on a straight line basis.
4. Property Operating Expenses
Property Operating Expenses for the year ended December 31, 2006 includes rental property expenses of approximately $127,000 for repairs and maintenance, $14,000 for utilities, $9,000 for landscaping, $32,000 for insurance, $41,000 for professional fees and $13,000 for other non-recoverable property expenses.
5. Management Fees
The property was managed by Breder Management Corporation, pursuant to an agreement which provided for monthly management fees equal to 5% of cash receipts. Management fees of approximately $87,000 were incurred for the year ended December 31, 2006.
6. Significant tenants
Significant tenants include Office Depot, My Pharmacy and ABC Fine Wines which constituted approximately 22%, 15% and 14%, respectively, of base rents for the year ended December 31, 2006.

CORAL REEF SHOPPING CENTER
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2006
(CONTINUED )
7. Future Minimum Rental
Future minimum rental income under noncancelable operating leases approximate the following as of December 31, 2006:

2007	$1,405,448
2008	1,458,302
2009	1,450,161
2010	1,386,738
2011	969,889
Thereafter	1,299,553

$7,970,091

The lease agreements generally contain provisions for reimbursement of real estate taxes and operating expenses, on a pro-rata basis, as well as fixed increases in rent.